As filed with the U.S. Securities and Exchange Commission on November 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUVATION BIO INC.

(Exact name of registrant as specified in its charter)

Delaware	85-0862255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Broadway, Suite 1401

New York, New York 10036

(Address of principal executive offices, including zip code)

Nuvation Bio Inc. 2021 Equity Incentive Plan

Nuvation Bio Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Philippe Sauvage

Chief Financial Officer

Nuvation Bio Inc.

1500 Broadway, Suite 1401

New York, New York 10036

(332) 208-6102

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Stephen Dang Senior Vice President, General Counsel Nuvation Bio Inc. 1500 Broadway, Suite 1401 New York, New York 10036 (332) 208-6102	Kenneth L. Guernsey John T. McKenna Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 16,227,731 shares of the Class A Common Stock of Nuvation Bio Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and 4,056,932 shares of the Class A Common Stock of the Registrant to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The contents of the earlier registration statements on Form S-8 and exhibits thereto relating to the 2021 Plan and the 2021 ESPP, filed with the Securities and Exchange Commission on June  8, 2021 (File No. 333-526910), August  26, 2022 (File No. 333-267110), March  16, 2023 (File No. 333-270614), and March  4, 2024 (File No. 333-277646).

(b)  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Securities and Exchange Commission on March 6, 2025.

(c) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 7, 2025, August  7, 2025 and November 3, 2025, respectively).

(d) The Registrant’s Current Reports on Form 8-K filed with the Commission on February  12, 2025, March  4, 2025, March  5, 2025, March  25, 2025, May  23, 2025 and June 11, 2025.

(e) The description of our Class  A Common Stock which is contained in a Registration Statement on Form 8-A filed on June 26, 2020 (File No. 001-39351) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 3, 2025.

NUVATION BIO INC.

By:	/s/ David Hung, M.D.
David Hung, M.D.
Founder, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Hung, M.D. and Philippe Sauvage, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Hung, M.D. David Hung, M.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 3, 2025

/s/ Philippe Sauvage Philippe Sauvage	Chief Financial Officer (Principal Financial Officer)	November 3, 2025

/s/ Moses Makunje Moses Makunje	Vice President, Finance (Principal Accounting Officer)	November 3, 2025

/s/ Robert B. Bazemore Jr. Robert B. Bazemore Jr.	Lead Independent Director	November 3, 2025

/s/ Kim Blickenstaff Kim Blickenstaff	Director	November 3, 2025

/s/ Min Cui, Ph.D. Min Cui, Ph.D.	Director	November 3, 2025

/s/ Kathryn E. Falberg Kathryn E. Falberg	Director	November 3, 2025

/s/ Robert Mashal, M.D. Robert Mashal, M.D.	Director	November 3, 2025

/s/ W. Anthony Vernon W. Anthony Vernon	Director	November 3, 2025